Exhibit 10.22

                                 LOAN AGREEMENT
                                 --------------


      THIS AGREEMENT, effective this day of January, 2000 is made by and between NOPEC CORPORATION, a Florida corporation and referred to herein as "NOPEC", and SOUTHERN STATES POWER COMPANY, INC., a Louisiana corporation referred to as "SSPC", and is intended to set forth the terms and conditions of a loan to be extended to NOPEC and to express SSPC's interest in causing a merger of the two companies.


                                    RECITALS
                                    --------

      A. NOPEC, a privately held company, currently leases property in Lakeland, Florida on which has been constructed a facility for processing, among other things, soybean and other vegetable oil feed stocks for various uses. One of it's divisions produces a product more commonly referred to as NOPEC Biodiesel, which results in a cleaner, more cost effective alternative fuel for diesel engines.

      B. SSPC is a publicly held company with headquarters in Shreveport, Louisiana. Among other ventures, SSPC has a genuine interest in developing and marketing alternative fuels for public consumption. In this regard, the company has been negotiating with NOPEC for the possible acquisition of the plant facility in Lakeland, Florida, whether it be by purchase of the assets of NOPEC, or by causing a merger between the two companies.

      C. Pending further negotiations, NOPEC has indicated that it is in need of and seeking funds for capital improvements and expansion, and for operating expenses. SSPC is desirous of assisting NOPEC in this regard, providing the monies which are lent can be used and credited toward the ultimate purchase of the company's assets or to be partial consideration to cause a merger.

      D. NOPEC is currently operated by the creation and appointment of a three person Custodial Board who has the responsibility of reporting corporate activities to the Court having oversight jurisdiction over NOPEC. The Custodial Board is also responsible for calling meetings of and reporting to the Shareholder's Advisory Committee, which is a select group of 25-30 shareholders taken from the list of total shareholders in the approximate amount of 2800 persons or entities.

      E. The purpose of this Agreement is to set forth the terms and conditions upon which SSPC is willing to extend a loan to NOPEC, and to describe the undertaking by NOPEC in an effort to cause a merger between the two companies.

      NOW THEREFORE, in consideration of the premises contained herein, the mutual promises and covenants of the parties, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                I. LOAN AGREEMENT
                                   --------------

1.01.  Loan Terms and Conditions
       -------------------------

      SSPC agrees to extend a secured loan to NOPEC upon the following terms and conditions:

      a.  PRINCIPAL AMOUNT OF LOAN:          $1.5 million
          ------------------------

      b.  FUNDING SCHEDULE:
          ----------------

          1) Subject to the fulfillment of the conditions described in paragraph 1.04a below, Two hundred fifty thousand dollars ($250,000.00) to be paid by company check from SSPC on or before January 20, 2000.

          2) $250,000 to be advanced on or before March 2, 1000 [subject to the conditions contained in paragraph 1.04b below].

          3)   $135,000 on April 1, 2000
               $105,000 on May 1, 2000
               $85,000 on June 1, 2000
               $75,000 on July 1, 2000
               $50,000 on August 1, 2000
               $50,000 on September 1, 2000

          4)   Balance of $500,000 to be funded on or before September 30, 2000.

      c. Installments 3 through 5 are conditioned upon the fulfillment and satisfaction of the conditions described below for installments 1 and 2.

1.02   PROMISSORY NOTE
       ---------------

       The loan to NOPEC shall be evidenced by a Promissory Note in the principal amount of $1.5 million. The Note shall provide for monthly payments of interest only on the funded, outstanding balance at 10% simple interest per annum, commencing with the first payment due on March 1, 2000. The entire principal and interest then outstanding shall all be due and payable on September 30, 2001, or one year from the date of the last installment which is funded, whichever occurs later.

       Payment of any interest due is a condition precedent to the payment of any loan installments set forth in paragraph 1.01 (b) set forth above.

1.03   SECURITY.
       --------

       All advances to NOPEC shall be secured by a UCC-1 describing the personal property of NOPEC, to include all future receivables. This secured interest shall be subordinate to existing secured obligations in the approximate amount of $375,000.00 NOPEC represents that there are no other secured obligations other than those disclosed to SSPC. All security shall be released upon payment in full of the amounts funded hereunder.

1.04   Conditions Precedent to Funding

       a. The initial installment of $250,000 due on January 20, 2000 shall not be advanced to NOPEC until such time as the Custodial Board has approved the terms and conditions and executed this Loan Agreement, and if Court approval is necessary, promises to undertake whatever measures are necessary and appropriate to obtain the approval of the Court which has been charged with the oversight of this corporation.

       b. The second advance of $250,000 which is due on March 1, 2000 shall not be paid until the company has 1) obtained a release of control of the Oversight Court over the affairs of NOPEC, or, if necessary, obtained Court confirmation of this Agreement between NOPEC and SSPC, and 2) has obtained approval of the shareholder's Advisory Committee approving and confirming an expression of intent and interest in entering into and causing a merger between NOPEC and SSPC.

       c. Attornment Agreement. NOPEC shall obtain the approval of the lessor of the real property which is leased to NOPEC to attorn to, recognize and acknowledge SSPC's interest as a secured lender to NOPEC. Additionally, lessor shall agree in writing to give written notice to SSPC of any default in the terms of the lease agreement with NOPEC, and give SSPC the right to cure any monetary default within 15 days after receipt of notice before lessor shall take any remedial measures against NOPEC.

1.05   EXCLUSIVITY
       -----------

       NOPEC agrees that during the term of this Agreement and any outstanding obligations owing to SSPC, SSPC shall have the exclusive right to represent NOPEC for any of its lending and funding needs. In this regard, NOPEC shall not approach nor negotiate with any other lender until it first submits its funding needs to SSPC, and then in the event that SSPC elects to forego any opportunity to further fund NOPEC, NOPEC is free to secure additional financing from a third party.

1.06   PROHIBITIED NEGOTIATIONS
       ------------------------

       During the term of this Agreement, and until such time as all outstanding obligations are repaid to SSPC, NOPEC shall not contact nor negotiate with any other party for the sale, lease, transfer or conveyance of any of its assets or the stock of its shareholders. In the event of default of any payment by SSPC, and after time to cure has passed (see 2.03 below), this prohibition is rescinded.

1.07   ADDITIONAL CONSIDERATION
       ------------------------

       As additional consideration for the extension of the loan to NOPEC, and subject to the funding of the last and final installment hereunder, NOPEC shall cause to be transferred to SSPC shares of stock in NOPEC equal to 10% of the issued and outstanding shares of the company. If SSPC fails to advance any installment when due, subject to any conditions stated herein, the 10% equity interest shall be revoked.


                      II. INTENT TO MERE THE TWO COMPANIES
                          --------------------------------

2.01   THE UNDERTAKING
       ---------------

       In consideration of the loan advanced to NOPEC, the Custodial Board and any other committee or board governing the affairs of the corporation shall undertake to solicit the approval of all of the shareholders of the corporation to agree to the following terms and conditions of a merger.

2.02   CONSIDERATION FOR THE PROPOSED MERGER (OR PURCHASE OF ASSETS)
       -------------------------------------------------------------

       a. [/S/ Consolidation] [Purchase Price.] $11.5 million

       b. Terms of [/S/ Merger] [Purchase.]

          1) Down payment of $1.5 million cash. All monies advanced by SSPC as a loan to NOPEC, including interest due, and remaining unpaid at the time of closing and transfer of the shares, shall be credited to the down payment, and NOPEC shall be released from any further obligation for repayment of this debt.

          2) Subject to any and all approvals and registration that may be required to comply with the Securities and Exchange Commission, and the securities laws of the Department of Corporations for the State of Florida, the balance of $10.0 million is to be paid and satisfied by the transfer and exchange of 1,250,000 shares of lettered stock in SSPC, with an imputed market value of $8.00 per share. The strike price of the shares to be transferred shall be determined as the average price of shares for the 5 days immediately preceding the close of escrow for the transfer and exchange, and the number of shares to be transferred will be increased or decreased according to the strike price as it compares to the $8.00 per share imputed value for these purposes.

          3) Assumption of Liabilities. SSPC agrees to assume existing and stated liabilities in the approximate amount of $375,000 in the event of any merger. Additional liabilities which will be assumed are those which are incurred in the ordinary and customary course of business. Before SSPC agrees to assume additional, extraordinary liabilities (in excess of $50,000) which are outside the ordinary course of business, approval in writing must first be had and obtained.

2.03   DEFAULT
       -------

       In the event that SSPC fails to advance any loan installment when due, by its own action or inaction, the agreement to merge NOPEC into SSPC as described above shall be terminated and of no further effect, providing however, that NOPEC shall serve written notice on SSPC by certified mail describing any alleged default in the terms of this Agreement or any payment to be made hereunder, and shall give SSPC 15 days after receipt of notice of such default to cure same before any remedial action or termination is effective.

2.04   NOTICE REQUIREMENT
       ------------------

       When SSPC determines that it is in a position to commence to cause the merger of the two companies, or alternatively, purchase and acquire the assets of NOPEC, subject to any shareholder approvals, it shall give to NOPEC sixty day (60) written notice in advance of the time proposed for closing of the merger. This period is deemed necessary to allow sufficient time for the Board of NOPEC to notify and solicit the approval of the shareholders for the merger or sale of all or substantially all of the corporation's assets.

       As a condition precedent to any Notice of Intent to Merge, the Notice must be dispatched and mailed not later than September 30, 2001 or SSPC shall not be able to call for the Merger of the two companies.

       As an additional condition precedent to the closing of any merger of the two companies, SSPC must be listed on the NASDAQ Bulletin Board at the time of Notice to the Shareholders.


                           III. LICENSE OF TECHNOLOGY
                                ---------------------

3.01   EXCLUSIVE LICENSE
       -----------------

       Subject to and in consideration of the payment of the first loan installment payment from SSPC, NOPEC hereby grants to SSPC the exclusive, worldwide license to exploit and market technology owned by and proprietary to NOPEC regarding the capturing, rendering and processing of grease products discarded as waste. These products are processed by and through module containers and vats referred to herein as "Grease Recovery Units [GRU's]".

3.02   FUNDING
       -------

       SSPC shall be responsible for funding each of the GRU's as it deems appropriate in its sole and absolute discretion. Establishment of each GRU is intended to generate revenues from a) tipping fees, and b) sale of hard residues as feed stock for the biodiesel business.

       A separate exclusive license agreement shall be drafted and executed by the parties which set forth in greater detail the parameters of the license, and the sharing of revenues and payment of any royalties.

                          IV. MISCELLANEOUS PROVISIONS
                              ------------------------

4.01   REPRESENTATIONS AND WARRANTIES
       ------------------------------

       a. Each of the parties hereto represents that it has the authority to enter into this Loan Agreement coupled with an interest and agreement to undertake steps to effect a merger of the two companies. Further, the parties each represent that if additional approvals are necessary for any agreement herein, it has obtained said approval.

       b. NOPEC represents that it has the proprietary rights to the technology described in paragraph 3.01 above, and that all inventor rights have been properly assigned to the corporation.

4.02   APPOINTMENT TO BOARD.
       --------------------

       In the event that a merger is consummated between the parties hereto, NOPEC shall be entitled to the appointment of one Director or Custodial Board member to the Board of Directors of SSPC. Such appointment shall be subject to the approval of SSPC.

4.03   RESTRICTION ON STOCK ACTIVITY.
       -----------------------------

       SSPC agrees that any SSPC stock trading by an SSPC employee, agent, officer, or director will be excluded from a determination of SSPC stock trading range within 60 days from the date of the effective date of the merger.

4.04   NOTICES.
       -------

       All notices required to be in writing to be effective shall be sent certified mail to the following addressees:

          To NOPEC:                        Max Lowe
                                           President
                                           NOPEC CORPORATION
                                           1248 George Jenkins Blvd., Bldg. J-4
                                           Lakeland, FL 33815

          To SSPC:                         Ms.  Terri Bush
                                           Corporate Counsel
                                           Southern States Power Company, Inc.
                                           830 Havens Rd.
                                           Shreveport, LA 71107

4.05   LEGAL.
       -----

       This Agreement shall be governed and construed in accordance with the laws of the State of Florida, which shall be the choice of jurisdiction and venue. If either party shall bring an action to enforce any provision of this Agreement, the prevailing party shall be entitled to reimbursement for all legal fees and costs incurred in defending or prosecuting its position.

4.06   COUNTERPARTS.
       ------------

       This Agreement may be executed in counterparts, which together shall make the whole and entire Agreement. Faxed copies shall be enforceable as the originals.

4.07   MODIFICATIONS AND AMENDMENTS.
       ----------------------------

       This Agreement is the entire agreement and understanding between the parties with respect to the matters described herein, and supercedes all prior agreements and understandings. It can only be modified and amended by an agreement in writing signed by the parties to be charged.

4.08   CONSTRUCTION.
       ------------

       This Agreement is considered to be drafted by both parties hereto, and no provision shall be construed against either party by virtue of its role in drafting any provision.

4.09   INVALIDITY.
       ----------

       If any provision of this Agreement is deemed to be unenforceable for any reason, it shall not affect the validity or enforceability of the remaining provisions.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the dates shown below:

NOPEC CORPORATION:                       By ___________________________________
------------------                            Max Lowe, President
                                         Date:_________________________________


NOPEC CUSTODIAL BOARD:                   By____________________________________
----------------------
                                         By____________________________________


                                         By____________________________________


SOUTHERN STATES POWER COMPANY, INC.:     By____________________________________
------------------------------------         Harrison McCoy, EVP
                                         Date:_________________________________

                                   ADDENDUM TO
                                 LOAN AGREEMENT
                            DATED ___________________

      This Addendum is intended to supplement and modify that Loan Agreement between NOPEC Corporation (NOPEC) and Southern States Power Company (SSPC) dated the same date hereof Any provision of the Loan Agreement not specifically addressed herein is deemed ratified, approved and confirmed.

      1. TEN PERCENT (10%) EQUITY INTEREST. In addition to interest on its loan, SSPC shall be paid an amount of money equal to ten percent (10%) of the positive cash flow (defined as pretax profit before depreciation) of NOPEC. In the event SSPC elects not to acquire NOPEC by merger as provided for in the above referenced Loan Agreement, then SSPC shall be entitled, upon request, to the issuance of NOPEC stock equal to 10% of the outstanding stock of NOPEC. Upon said stock issuance, SSPC's right to 10% of NOPEC's cash flow shall terminate.

      2.  SECURITY.  It is intended that SSPC shall have a security  interest in
NOPEC's personal property; including equipment and machinery in the esterification plan, lab equipment, and glycerin plant. In addition to the $375,000.00 in existing obligations, it is understood that U.S. Botanicals has a superior interest in the glycerin plant and SSPC's interest in the glycerin plant is additionally subject and inferior to that of U.S. Botanicals.

      3. BUDGETARY APPROVAL. SSPC shall have approval over monthly budgetary expenditures which are projected. Such expenditures will be submitted via facsimile to Lawrence Taggart and Harrison McCoy. Any faxed expenditures shall be responded to within twenty-four (24) hours.

      4. LOAN DRAWS. Article 1.01(b)(3) and (4) shall be deleted and replaced with the following:

                    3)    185,000 on 4/1/2000
                          155,000 on 5/1/2000
                          85,000 on 6/1/2000
                          75,000 on 7/1/2000
                          50,000 on 8/l /2000
                          50,000 on 8/1/2000

                          Any available but undisbursed loan draw or any portion thereof shall remain available until September 30, 2000.

                    4) Balance of $400,000 to be funded on September 30, 2000, or earlier as requested by NOPEC and approved by SSPC.


                                  ADDENDUM 1-1

      5. EXCLUSIVITY. Article 1.05 of the Loan Agreement is amended by the addition of the following sentence:

          In the event SSPC fails to make a loan disbursement as scheduled in Article 1.01 hereof, NOPEC is free to secure additional financing from a third party.

      6. GREASE RECOVERY UNIT. Article 3.02 of the Loan Agreement is amended by substituting the following sentence for the first sentence thereof

          SSPC shall be responsible for funding not less than two (2) economically feasible GRU's per year.

      7. MERGER. It is intended that NOPEC shall be merged into SSPC and that any reference in the Loan Agreement to a purchase is therefore of no consequence.

      8. EXPENSE OF MERGER. The contemplated merger shall be at the expense and under the control of SSPC.

      IN WITNESS WHEREOF, the parties have executed this Addendum to Loan Agreement Dated __________ on the dates shown below:


NOPEC CORPORATION:                       By ___________________________________
------------------                            Max Lowe, President
                                         Date:_________________________________


NOPEC CUSTODIAL BOARD:                   By____________________________________
----------------------
                                         By____________________________________


                                         By____________________________________


SOUTHERN STATES POWER COMPANY, INC.:     By____________________________________
------------------------------------         Harrison McCoy, EVP
                                         Date:_________________________________


                                  ADDENDUM 1-2

                                   ADDENDUM TO
                                 LOAN AGREEMENT
                             DATED /S/ JAN. 25, 2000
                                   -----------------


      This Addendum is intended to supplement and modify that Loan Agreement between NOPEC Corporation (NOPEC) and Southern States Power Company (SSPC) dated the same date hereof. Any provision of the Loan Agreement not specifically addressed- herein is deemed ratified, approved and confirmed.

      1. TEN PERCENT (10%) EQUITY INTEREST. In addition to interest on its loan, SSPC shall be paid `an amount of money equal to ten percent (10%) of the positive cash flow (defined as pretax profit before depreciation) of NOPEC. In the event SSPC elects not to acquire NOPEC by merger as provided for in the above referenced Loan Agreement, then SSPC shall be entitled, upon request, to the issuance of NOPEC stock equal to 10% of the outstanding stock of NOPEC. Upon said stock issuance, SSPC's right to 10% of NOPEC's cash flow shall terminate.

      2. SECURITY. It is intended that SSPC shall leave a security interest in NOPEC's personal property; including equipment and machinery in the esterification plan, lab equipment, and glycerin plant: in addition to the $375,000.00 in existing obligations; it is understood that U.S. Botanicals has a superior interest in the glycerin plant and SSPC's interest in the glycerin plant is additionally subject and inferior to that of U.S. Botanicals.

      3. BUDGETARY APPROVAL. SSPC shall have approval over monthly budgetary expenditures which are projected. Such expenditures will be submitted via facsimile to Lawrence Taggart and Harrison McCoy. Any faxed expenditures shall be responded to within twenty-four (24) hours.

      4) LOAN DRAWS. Article 1.01(b)(3) and. (4) shall be deleted and replaced with the following:

                    3)    185,000 on 4/1/2000
                          155,000 on 5/1/2000
                          85,000 on 6/1/2000
                          75,000 on 7/1/2000
                          50,000 on 8/l /2000
                          50,000 on 8/1/2000

                          Any available but undisbursed loan draw or any portion thereof shall remain available until September 30, 2000.

                    4) Balance of $400,000 to be funded on September 30, 2000, or earlier as requested by NOPEC and approved by SSPC.


                                  ADDENDUM 2-1

      5. EXCLUSIVITY. Article 1.05 of the Loan Agreement is amended by the addition of the following sentence:

[BEGINNING OF MISSING TEXT?:

          In the event SSPC fails to make a loan disbursement as scheduled in Article 1.01 hereof, NOPEC is free to secure additional financing from a third party.

      6. Grease Recovery Unit. Article 3.02 of the Loan Agreement is amended by substituting the following sentence for the first sentence thereof

          SSPC shall be responsible for funding not less than two (2) economically feasible GRU's per year.

      7. Merger. It is intended that NOPEC shall be merged into SSPC and that any reference in the Loan Agreement to a purchase is therefore of no consequence.

      8. Expense of Merger. The contemplated merger shall be at the expense and under the control of SSPC.

END OF MISSING TEXT?]

      IN WITNESS WHEREOF, the parties have executed shown below:

NOPEC CORPORATION:                           By       /S/ MAX LOWE
                                                -------------------------------
                                                      Max Lowe, President
                                             Date:    /S/ 1/24/00
                                                  -----------------------------


NOPEC CUSTODIAL BOARD:                       By       /S/ [ILLEGIBLE SIGNATURE]
                                                -------------------------------


                                             By       /S/ [ILLEGIBLE SIGNATURE]
                                                -------------------------------


                                             By       /S/ [MALLORY JOHNSON]
                                                -------------------------------


SOUTHERN STATES POWER COMPANY, INC.:         By       /S/ HARRISON McCOY
                                                -------------------------------
                                                      Harrison McCoy, EVP
                                             Date:    /S/ 1/24/00
                                                  -----------------------------



                                  ADDENDUM 2-2